UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    : March 1, 2010

Omni Ventures, Inc.
(Exact name of registrant as Specified in its charter)

Kansas	333-156263	26-3404322
(State or other jurisdiction No.)	(Commission file number)	(IRS Identification No.)

7500 College Blvd.,5th Floor, Overland Park, KS 66210
(Address of principal executive offices) (Zip Code)

ISSUER’S TELEPHONE NUMBER: (913) 693-8073

Item 4.01  Changes in Registrant’s Certifying Accounting

On March 1, 2010, the Registrant received a letter from Berman & Company, P.A., (“Berman”) our independent registered public accounting firm, stating that effective February 28, 2010 Berman would cease rendering services as our independent registered public accounting firm.

Berman’s report on our financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope pr accounting principles.

During our past two fiscal years, there were no disagreements with Berman on any matter of accounting principles or practices, financial statements, disclosure or auditing scope of procedure.

Attached to this report on Form 8-K is a copy of a letter from Berman dated March 2, 2010 confirming the statements herein.

As a result of Berman’s resignation, effective March 3, 2010, Registrant attained the accounting firm of Wolfe and Company as our new independent registered public accounting firm.  Wolfe and Company are located at 7695 SW 104th St. Suite 220, Miami, FL 33156, telephone number (305) 661-2222.

Item 5.02.    Departure of Directors or Certain Officers ; Election of Directors; Appointment of Certain Officers, Compensation Agreements of Certain Officers

On March 3, 2009 Hollis Cunningham gave notice of his resignation as an officer and director of the Registrant and Carolyn Cunningham also gave notice of her resignation as secretary of the Registrant. The notice did not contain a reason for the resignations.

As a result of those resignations, the Registrants majority shareholder appointed the following as new directors of the Registrant, who subsequently elected the following officers of the Registrant:

Mr. Daniel Reardon	Chairman of the Board, CEO, Director
Mr. Neil Kleinman	President, Director
Lawrence Sands, Esquire	Vice President, Secretary, Director

Lawrence Sands, Esquire, age 50, was elected as the Registrant’s Vice President, Secretary and Director on March 3, 2010.  Mr. Sands is the owner and operator of an online automobile dealership (www.affiliateauto.net). He is responsible for the day to day operations, internet advertising, inventory management and sales management of the company.  In 2009 Mr. Sands served as interim CEO for Paivis
Corp., a telecommunications company based in Atlanta, Georgia. From 2003 to 2008, Mr. Sands was the Finance Manager of  Lexus of Margate, Florida, one the largest Lexus dealership in the nation.

Mr. Neil Kleinman, age 49, was elected President and a Director of the Registrant on March 3, 2010.  Mr. Kleinman is Executive Vice President of Interior, Inc.  which is a Company engaged in corporate and financial investigations.  He is responsible for the business development and accounting and treasury functions at that Company.  From June 2009 to December 2009, he was a managing partner and head of corporate finance for AMS and Tech, LLC, a merchant bank based in Greenwich, Connecticut.  From October 2007 to June 2009, Mr. Kleinman was a principal in the advisory firm Rosepost Advisors which was based in New York City.  From September 2003 to October 2007, Mr. Kleinman was the Director of Business Development for the Lazarus Family of Funds whose business was providing capital for privately and publicly held companies.

Mr. Daniel Reardon, age 49, was elected Chairman of the Board, Director and CEO of the Registrant on March 3, 2010.  Mr. Reardon owns and is the president of the Preservation Advisors Group, LLC, a New York limited liability company which advises owners of historic properties of the Federal Preservation tax incentive programs. He is also president of Cinema Incentive Partners which takes a principal role in feature films finance and distribution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omni Ventures, Inc. (Registrant)

By:	/s/ Neil Kleinman
Neil Kleinman, President

Dated: March 4, 2010